                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                               -------------------

                                   FORM 8-K/A
                               AMENDMENT NO. 1 TO
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)         March 26, 2001

                                ACETO CORPORATION
               (Exact name of registrant as specified in charter)

New York                            0-4217                    11-1720520
(State or other           (Commission File Number)           IRS Employer
Jurisdiction of                                          (Identification No.)
incorporation)

One Hollow Lane, Lake Success, New York                             11042
(Address of principal executive offices)                          (Zip Code)

Registrant's telephone number, including area code:   (516) 627-6000


         (Former name or former address, if changed since last report.)

     This Amendment No.1 to the Current Report on Form 8-K for March 26, 2001 (the "Report") of Aceto Corporation ("Aceto" or the "Registrant") is submitted in order to provide the financial statements relating to the registrant's acquisition of: (i) the distribution business of the Schweizerhall Pharma division of Schweizerhall Holding AG, a Switzerland corporation ("Schweizerhall Holding"); (ii) the assets relating to the pharmaceutical ingredients business of Schweizerhall, Inc., a wholly owned subsidiary of Schweizerhall Holding; and
(iii) all of the issued and outstanding shares of certain subsidiaries of Chemische Fabrik Schweizerhall, a wholly owned subsidiary of Schwizerhall Holding (collectively, "The Schweizerhall Pharma Distribution Business") called for under Item 7(a) of Form 8-K, and the Pro Forma Financial Information called for under Item 7(b) of Form 8-K, all of which was unavailable at the time the Registrant filed the Report.


ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
            EXHIBITS

            (a)  Financial Statements of Business Acquired

                 See the index at Page F-1 of this report for the historical financial statements of The Schweizerhall Pharma Distribution Business as of and for the year ended December 31, 2000.

            (b)  Pro Forma Financial Information

                 The pro forma financial information is subject to revision, which could have a significant impact on total assets, total liabilities, stockholders' equity and net income.

                 See the index at Page F-1 of this report for the unaudited pro forma financial information of Aceto for the year ended September 31, 2000 and the nine months ended March 31, 2001.

            (c)  Exhibits

                 23.1 Consent of KPMG Fides Peat
                 23.2 Consent of Rosenberg Rich Baker Berman & Company

                                ACETO CORPORATION


                            Index to Item 7(a) & (b)
            Financial Statements and Pro Forma Financial Information
            --------------------------------------------------------


Financial Statements of Acquired Business
The Schweizerhall Pharma Distribution Business:

         Independent Auditors' Report - KPMG LLP Fides Peat...............F-1

         Independent Auditors' Report - Rosenberg Rich
         Baker Berman & Company...........................................F-2

         Combined Balance Sheet as of December 31, 2000...................F-3

         Combined Statement of Operations for the Year
         Ended December 31, 2000..........................................F-4

         Combined Statement of Cash Flows for the Year
         Ended December 31, 2000..........................................F-5

         Notes to Combined Financial Statements......... ......... .......F-6

Pro Forma Financial Information:

         Introduction........................................... .........F-21

         Pro Forma Consolidated Statements of Income for the Year ended September 30, 2000 and the Nine Months ended March 31,
         2001.............................................................F-22

         Notes to Pro Forma Consolidated Financial
         Statements. .....................................................F-24

                          Independent Auditors' Report

To the Board of Directors of
Aceto Corporation:

We have audited the combined balance sheet of The Schweizerhall Pharma Distribution Business (comprised of the issued and outstanding shares of Schweizerhall GmbH, Schweizerhall Pharma International GmbH, Schweizerhall Fine Chem International GmbH, Schweizerhall France S.A., Schweizerhall Holding Benelux B.V., International Pharmaceutical Chemicals B.V., Schweizerhall Pharma Ltd., Schweizerhall Pte. Ltd. and certain assets relating to the Pharmaceutical Ingredients Business of Schweizerhall, Inc.) of Schweizerhall Holding AG as of December 31, 2000 and the related combined statements of operations and cash flows for the year then ended. These combined financial statements are the responsibility of Schweizerhall Holding AG and Aceto Corporation management. Our responsibility is to express an opinion on these combined financial statements based on our audit. We did not audit the statement of certain assets and operations of the Pharmaceutical Ingredients Business of Schweizerhall Inc., a combined entity, which statements reflect total assets constituting 14% and total revenues constituting 17% of the related combined totals. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for the Pharmaceutical Ingredients Business of Schweizerhall Inc., is based solely on the report of the other auditors.

We conducted our audit in accordance with generally accepted auditing standards in Switzerland and the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit and the report of the other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audit and the report of the other auditors, the combined financial statements referred to above present fairly, in all material respects, the financial position of The Schweizerhall Pharma Distribution Business as of December 31, 2000 and the results of their operations and their cash flows for the year then ended in conformity with Swiss Accounting and Reporting Recommendations (FER).

Swiss Accounting and Reporting Recommendations (FER) vary in certain significant respects from generally accepted accounting principles in the United States. The application of generally accepted accounting principles in the United States would have affected net income for the year ended December 31, 2000 and business equity as of December 31, 2000 to the extent summarized in Note 18 to the combined financial statements.

/s/ KPMG Fides Peat
----------------------
KPMG Fides Peat

Zurich, Switzerland
September, 19 2001

                          Independent Auditors' Report

To the Shareholders and Board of Directors of Schweizerhall, Inc.

We have audited the accompanying balance sheet of the Pharmaceutical Ingredients Business of Schweizerhall, Inc. (the "Company") as of December 31, 2000 and the related statements of income and cash flows for the year then ended which, as described in the notes to the financial statements, have been prepared on the basis of accounting principles generally accepted in Switzerland. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America and in Switzerland. U.S. standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Pharmaceutical Ingredients Business of Schweizerhall, Inc. as of December 31, 2000, and the results of its operations and cash flows for the year then ended in conformity with accounting principles generally accepted in Switzerland.

Accounting principles generally accepted in Switzerland vary in certain significant respects from accounting principles generally accepted in the United States. Application of accounting principles generally accepted in the United States would not have affected results of operations for the year ended December 31, 2000 and net assets as of December 31, 2000.

/s/ Rosenberg Rich Baker Berman & Company
------------------------------------------
Rosenberg Rich Baker Berman & Company
Bridgewater, New Jersey
July 24, 2001

                 The Schweizerhall Pharma Distribution Business

                             Combined Balance Sheet
                                December 31, 2000
                     (in thousands of United States dollars)




ASSETS

Current assets:
    Cash and cash equivalents                                       $ 2,085
    Trade accounts receivable, net                                   15,346
    Other receivables                                                 1,319
    Financial receivables related parties (Note 12)                     370
    Inventories                                                       9,214
    Prepaid expenses                                                    165
                                                                ----------------
       Total current assets                                          28,499

Non-current assets:
    Property & equipment, net                                           698
    Intangible assets                                                   316
                                                                ----------------
       Total non-current assets                                       1,014

       Total assets                                                 $29,513
                                                                ================

LIABILITIES AND BUSINESS DEFICIENCY

Current liabilities:
    Trade accounts payable                                          $ 6,097
    Short-term bank loans                                             6,188
    Accrued expenses                                                  2,758
    Other current liabilities                                         5,211
                                                                ----------------
       Total current liabilities                                     20,254

Non-current liabilities:
    Long-term debt related parties                                    9,722
    Other long-term liabilities and provisions                          512
                                                                ----------------
       Total non-current liabilities                                 10,234

Business deficiency:                                                  ( 975 )
                                                                ----------------

       Total liabilities and business deficiency                    $29,513
                                                                ================






          See accompanying notes to the combined financial statements

                 The Schweizerhall Pharma Distribution Business

                        Combined Statement of Operations
                      For the year ended December 31, 2000
                     (in thousands of United States dollars)






Sales                                                               $ 87,247
Commission income                                                        770
Cost of goods sold                                                  ( 75,675 )
                                                                ----------------
      Gross profit                                                    12,342

Selling, general and administrative expenses                        ( 12,179 )
Reversal of allowance for note receivable (Note 12)                      843
Costs allocated by Schweizerhall Holding AG and affiliates             ( 558 )
                                                                ----------------
      Operating expenses                                            ( 11,894 )

Operating profit                                                         448

Financial expense, net                                                 ( 845 )
Other non operating expense (Note 11)                                ( 1,493 )
Loss on reinstatement of BESSERUNGSCHEIN related
    debt (Note 12)                                                   ( 1,119 )
                                                                ----------------
      Loss before taxes                                              ( 3,009 )

Tax expense                                                              ( 1 )
                                                                ----------------

Net loss                                                           $ ( 3,010 )
                                                                ================








           See accompanying notes to the combined financial statements

                 The Schweizerhall Pharma Distribution Business

                        Combined Statement of Cash Flows
                      For the year ended December 31, 2000
                     (in thousands of United States dollars)




CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                                                         $ ( 3,010 )
Adjustments  to  reconcile  net loss to net  cash  provided  by (used  in)
operating activities:
    Depreciation of fixed assets                                                       348
    Amortization on intangible assets                                                  585
    Net gain from sale of fixed assets                                                 ( 3 )
    Exchange loss unrealized                                                            43
    Provision for deferred taxes                                                        24
    Increase (decrease) in cash resulting from changes in:
       Trade and other accounts receivable                                           ( 536 )
       Trade and other accounts receivable, related parties                             76
       Inventories                                                                   ( 185 )
       Short-term liabilities                                                        1,100
       Short-term liabilities, related parties                                         474
       Long-term provisions                                                           ( 19 )
                                                                               ---------------
NET CASH FLOWS USED IN OPERATING ACTIVITIES                                        ( 1,103 )
                                                                               ---------------

CASH FLOWS FROM INVESTING ACTIVITIES:
Investments in fixed assets                                                          ( 321 )
Proceeds from sale of fixed assets                                                       8
Investments in intangible assets                                                      ( 33 )
Other                                                                                    1
                                                                               ---------------
NET CASH FLOWS USED IN INVESTING ACTIVITIES                                          ( 345 )
                                                                               ---------------

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of third party debt                                                     ( 4,993 )
Borrowings of related party debt                                                     4,108
Contribution from Seller                                                               322
Other                                                                                  221
                                                                               ---------------
NET CASH FLOWS USED IN FINANCING ACTIVITIES                                          ( 342 )
                                                                               ---------------

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND
 CASH EQUIVALENTS                                                                      110
                                                                               ---------------

Net decrease in cash and cash equivalents                                          ( 1,680 )
                                                                               ---------------

Cash and cash equivalents at beginning of period                                     3,765
                                                                               ---------------
Cash and cash equivalents at end of period                                           2,085
                                                                               ===============


           See accompanying notes to the combined financial statements

                 THE SCHWEIZERHALL PHARMA DISTRIBUTION BUSINESS

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS

                     (in thousands of United States dollars)



1.       SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

DESCRIPTION OF THE BUSINESS AND BASIS OF PRESENTATION

On March 26, 2001, Aceto Corporation ("Aceto") acquired the distribution business of the Schweizerhall Pharma division ("the Company" or "The Schweizerhall Pharma Distribution Business") of Chemische Fabrik Schweizerhall ("the Seller"), a Switzerland corporation. In accordance with the related Purchase and Sale Agreement, Aceto acquired the assets of the Pharmaceutical Ingredients Business of Schweizerhall, Inc., a New Jersey corporation, and a wholly owned subsidiary of Schweizerhall Holding AG, the ultimate parent company of the Seller, and all of the of the issued and outstanding shares of the following indirect wholly-owned subsidiaries of the Seller:

        Schweizerhall GmbH, Lorrach, Germany
        Schweizerhall Pharma International GmbH, Hamburg, Germany
        Schweizerhall Fine Chem International GmbH, Hamburg, Germany Schweizerhall France S.A., Paris, France
        Schweizerhall Holding Benelux B.V., Baarn, The Netherlands
        International Pharmaceutical Chemicals B.V., Wormerveer, The Netherlands Schweizerhall Pte. Ltd., Singapore, Singapore
        Schweizerhall Pharma Ltd., Kowloon, Hong Kong

The Company is engaged in the worldwide distribution of active pharmaceutical ingredients and advanced intermediates for the pharmaceuticals industry.

The Seller does not account for the Schweizerhall Pharma Distribution Business as a separate entity. Accordingly, the information included in the accompanying combined financial statements has been obtained from the Schweizerhall Holding AG's consolidated financial records. The accompanying combined financial statements present the financial position and results of operations of the Schweizerhall Pharma Distribution Business based upon the structure of the transaction described above. The combined financial statements are prepared in conformity with the Swiss Accounting and Reporting Recommendations Committee guidelines ("FER").

The Seller provides various services to the Company including but not limited to general management, human resources, data processing, financial, legal, marketing, and research services. Expenses related to these services have been allocated to the Company first on the basis of direct usage when identifiable, with the remainder allocated on the basis of sales of the Company compared to total sales of the Seller. In the opinion of management, these methods of allocating indirect costs are reasonable, however, such costs do not necessarily equal the costs that the Company would have incurred on a stand-alone basis.

                 THE SCHWEIZERHALL PHARMA DISTRIBUTION BUSINESS

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS

                     (in thousands of United States dollars)


PRINCIPLES OF COMBINATION

For purposes of combination, the financial statements are prepared using uniform accounting and valuation principles and are summarized in the combined financial statements according to the same combination rules. All significant intercompany transactions and balances have been eliminated.

REVENUE RECOGNITION

The Company recognizes revenues from the sale of products upon transfer of title, when the risks and rewards of ownership have been transferred to the customer, which generally occurs upon shipment of the products.

TRANSLATION OF FOREIGN CURRENCIES AND FOREIGN EXCHANGE TRANSACTIONS

The reporting currency for the combined financial statements of the Company is the United States dollar (US$). The assets and liabilities of entities whose functional currency is other than the US$ are translated into the Company's reporting currency using exchange rates in effect at the balance sheet date. The statement of operations and cash flows of such entities are translated using the average exchange rates prevailing during the year. Translation gains or losses are accumulated as a component of business equity.

The results of foreign currency transactions, such as those resulting from the settlement of foreign currency denominated receivables or payables, are included in the Combined Statement of Operations.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

PROPERTY & EQUIPMENT

Property & Equipment are included in the combined balance sheet at historical cost less accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets as follows:

           Machinery and equipment                   3 to 10 years
           Vehicles (cars)                           3 to 4 years
           Vehicles (trucks, trailers)               10 years

Maintenance and repairs are charged to operations as incurred and major improvements are capitalized. The cost of assets retired or otherwise disposed of is removed from the financial statements with any gain or loss realized upon the sale or disposal charged or credited to operations.

                 THE SCHWEIZERHALL PHARMA DISTRIBUTION BUSINESS

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS

                     (in thousands of United States dollars)



GOODWILL AND OTHER INTANGIBLE ASSETS

Goodwill represents excess costs of businesses acquired over the fair market value of identifiable net assets at the date of acquisition. Goodwill is amortized on a straight-line basis over 5 years. The carrying value of goodwill is evaluated periodically in relation to the operating performance and future undiscounted cash flows of the underlying businesses. At December 31, 2000, goodwill was fully amortized. The cost of other intangibles acquired is amortized on a straight-line basis over their estimated useful lives, typically ranging from 3 to 10 years.

                 THE SCHWEIZERHALL PHARMA DISTRIBUTION BUSINESS

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS

                     (in thousands of United States dollars)


RECEIVABLES

Trade accounts receivable are recorded at the nominal value, taking into account necessary allowances for doubtful accounts. The amount of the allowance depends on the term of the accounts receivable, and the customer or country-specific risks.

INVENTORIES

Inventories are valued at the lower of cost, using the first-in, first-out method, or market.

TAXES

Each of the combined entities reports its operations separately in the income tax return for its respective jurisdiction. This is the basis for the income tax provision included in the Combined Statement of Operations. For the entity for which assets were purchased, the Pharmaceutical Ingredients Business of Schweizerhall, Inc., income tax expense has been determined as if the Pharmaceutical Ingredients Business was a separate taxable entity.

Current income taxes are calculated based on taxable income of the period and are accrued in the same periods as the revenues and expenses to which they relate. Deferred taxes are accounted for by using the asset and liability method. Under this method, deferred tax assets and liabilities are determined based on temporary differences between financial reporting and tax basis of assets and liabilities and operating loss carryforwards. They are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not the deferred tax assets will be realizable.

DERIVATIVE FINANCIAL INSTRUMENTS

The Company uses foreign currency derivatives to manage its currency risk. Exposure to currency risk arises in the normal course of business. Derivative financial instruments are used to reduce exposure to fluctuations in foreign exchange rates. While these are subject to risk of market rates changing subsequent to acquisition, such changes are generally offset by opposite effects on the items being hedged.

Instruments used as hedges must be effective at reducing the risk associated with the exposure being hedged and must be designated as a hedge at the inception of the contract. Accordingly, changes in market values of hedge instruments must be highly correlated with changes in market values of underlying hedged items, but at inception of the hedge and over the life of the hedged contract. Any derivative that either is not designated as a hedge, or is so designed but is ineffective, is marked-to-market and recognized in earnings.

All derivative agreements that remain open as of the ending balance sheet date are assumed in the ordinary course of business, and do not have a remaining maturity exceeding 12 months. Accordingly, further disclosure is not required under Swiss Accounting and Reporting Recommendations, FER 10 OFF-BALANCE-SHEET TRANSACTIONS.

                 THE SCHWEIZERHALL PHARMA DISTRIBUTION BUSINESS

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS

                     (in thousands of United States dollars)

Forward foreign exchange contracts are the primary instrument used to manage foreign exchange risk. Gains and losses on foreign currency hedges of existing assets or liabilities are recognized in income consistent with the hedged item.

EMPLOYEE BENEFITS

Each of the Company's entities operates its own employee benefit plans. The majority of the Company's 121 employees are covered by defined contribution plans, for which contributions are expensed when incurred. A total of 11 employees are covered by defined benefit plans, for which periodic pension costs are recognized as employees render the services necessary to earn pension benefits. At December 31, 2000 the Company's defined benefit obligation under such plans is $42.

USE OF ESTIMATES

The preparation of financial statements in accordance with FER requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, as well as disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.


2.   ACCOUNTS RECEIVABLE

Accounts receivable at December 31, 2000, consists of:

Trade receivables - third parties                              $17,258
 Trade receivables - related parties                                86
Allowance for doubtful accounts                                ( 1,998 )
                                                          ----------------

Total                                                          $15,346
                                                          ================


3.   INVENTORIES

Inventories at December 31, 2000, consist of:

Raw materials                                                  $ 6,835
Finished goods                                                   1,450
Other inventory                                                    929
                                                          ----------------

Total                                                          $ 9,214
                                                          ================

                 THE SCHWEIZERHALL PHARMA DISTRIBUTION BUSINESS

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS

                     (in thousands of United States dollars)



4.   PROPERTY & EQUIPMENT

Property & equipment at December 31, 2000, consist of:


                                            MACHINERY
                                               AND
                                            EQUIPMENT               VEHICLES              TOTAL
                                        -------------------    ------------------    ---------------
NET CARRYING AMOUNT
JANUARY 1, 2000                                 $  682                $   79             $  761

GROSS VALUES AT COST

Beginning of the period
January 1, 2000                                  3,040                   334              3,374
Additions                                          228                    93                321
Disposals                                        ( 506 )               ( 110 )            ( 616 )
Currency translation adjustment                   ( 87 )                ( 17 )            ( 104 )
                                        -------------------    ------------------    ---------------
End of the period
December 31, 2000                                2,675                   300              2,975

ACCUMULATED DEPRECIATION

Beginning of the period
January 1, 2000                                ( 2,358 )               ( 255 )          ( 2,613 )
Depreciation                                     ( 295 )                ( 53 )            ( 348 )
Disposals                                          506                   105                611
Currency translation adjustment                     62                    11                 73
                                        -------------------    ------------------    ---------------

End of the period
December 31, 2000                              ( 2,085 )               ( 192 )          ( 2,277 )

NET CARRYING AMOUNT DECEMBER 31, 2000           $  590                $  108             $  698
                                        ===================    ==================    ===============


                 THE SCHWEIZERHALL PHARMA DISTRIBUTION BUSINESS

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS

                     (in thousands of United States dollars)



5.   INTANGIBLE ASSETS

Intangible assets at December 31, 2000, consist of:

Goodwill                                                     $ 2,305
Other intangible assets                                          794
Accumulated amortization                                     ( 2,783 )
                                                          ---------------

Total                                                         $  316
                                                          ===============

Amortization expense related to goodwill and other intangible assets for the year ended December 31, 2000 was $585.


6.   ACCOUNTS PAYABLE

Accounts payable at December 31, 2000, consist of:

Accounts payable - third parties                             $ 5,794
Accounts payable - related parties                               303
                                                          ---------------

Total                                                        $ 6,097
                                                          ===============


7.   OTHER CURRENT LIABILITIES

Other current liabilities at December 31, 2000, consist of:

Short-term loans payable - third parties                      $   22
Short-term loans payable - related parties                     4,615
Accrued pension liability                                         42
Other payables                                                   532
                                                          ---------------

Total                                                        $ 5,211
                                                          ===============

Included in the short-term loans payable related parties is the liability for debt restructured under the BESSERUNGSCHEIN arrangements discussed in Note 12.

                 THE SCHWEIZERHALL PHARMA DISTRIBUTION BUSINESS

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS

                     (in thousands of United States dollars)



8.   LONG-TERM DEBT RELATED PARTY

Long-term debt related party at December 31, 2000, consists of:

Floating rate loans:

   Due to Schweizerhall Finanz Baar (with payments on
   principle of $238 due each year until 2015)                 $ 3,472

   Due to Schweizerhall Holding AG (due July 2003)               3,545

   Due to Schweizerhall Holding AG                               2,705
                                                           --------------

Total                                                          $ 9,722
                                                           ==============

The loan due to Schweizerhall Finanz Baar bears interest at an annual rate equal to the creditor's borrowing rate plus 0.25%. The loan due to Schweizerhall Holding AG of $3,545, bears interest at an annual rate equal to the creditor's borrowing rate plus 0.5%. The loan due to Schweizerhall Holding AG of $2,705 is an interest free loan. Additionally, this loan does not have a specified due date, and may be called by the creditor upon notice. The interest rates for the loans at December 31, 2000, are 6%, 6% and 0%, respectively.

For the loan of $3,472 due to Schweizerhall Finanz Baar, the creditors have waived interest due for the year ended December 31, 2000. Interest expense on such loans of $208 has been recorded in the Company's Combined Statement of Operations and accounted for as a capital contribution. See further discussion in Note 14.

Additionally, the loan agreement related to the debt of $3,545 due to Schweizerhall Holding AG contains a provision that allows the creditor to call the amount due, with a notice of 30 days, through July 2001.


9.   SALES

Sales for the year ended December 31, 2000, consist of:

Sales - third parties                                          $86,215
Sales -  related parties                                         1,032
                                                           --------------

Total                                                          $87,247
                                                           ==============

                 THE SCHWEIZERHALL PHARMA DISTRIBUTION BUSINESS

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS

                     (in thousands of United States dollars)


10.  FINANCIAL EXPENSE

Financial expense for the year ended December 31, 2000, consists of:

Interest income - third party                                 $   83
Interest income - related party                                  299
Interest expense - third party                                 ( 868 )
Interest expense - related party                               ( 463 )
Exchange gains                                                   118
Other financial expense                                         ( 14 )
                                                          ---------------

Total                                                        $ ( 845 )
                                                          ===============


11.  OTHER NON OPERATING EXPENSE

The majority of the Company's non operating expense relates to a loss contingency. The Pharmaceutical Ingredients Business of Schweizerhall, Inc. is currently involved in an investigation by the United States Attorney's Office for the District of New Jersey as to possible violations of USCA Title 21 related to List I chemicals. The Company has been cooperating fully in the investigation. A loss contingency in the amount of $1,500 has been provided for in the financial statement for additional estimated costs, which may include fines and penalties, in connection with this investigation. The unexpended loss contingency, included in accrued expenses at December 31, 2000, is $1,461.

12.  RELATED PARTY TRANSACTIONS

In 1997, the Company sold its fertilizer operations to management of those operations in exchange for a note receivable. During 1999, due to concerns related to its collectibility, the Company established an allowance for the full amount of the note and recorded a charge of $843. During 2000, the Company received a guarantee on the note receivable from Schweizerhall Holding AG, effectively transferring the risk of collectibility of the note receivable to the ultimate parent company of the Seller, and accordingly reversed the allowance previously established of $843. With this guarantee, Schweizerhall Holding AG, assumed the responsibility and is actively pursuing collection of the note receivable.

During 2000, the Company recorded a related party receivable of $843 upon receipt of the guarantee from Schweizerhall Holding AG, as the guarantee transferred the Company's recourse to Schweizerhall Holding AG. Additionally, Schweizerhall Holding AG paid $473 of the Company's debt to a financial institution incurred as a result of the sale of the fertilizer operations to reimburse the Company for a portion of the original note receivable. For financial reporting purposes the liability resulting from the $473 payment receipt has been offset with the related party receivable of $843, resulting in a $370 financial receivable from related parties on the Combined Balance Sheet.

                 THE SCHWEIZERHALL PHARMA DISTRIBUTION BUSINESS

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS

                     (in thousands of United States dollars)


Commencing in 1990, in a series of debt restructurings, certain of the combined entities entered into BESSERUNGSCHEIN agreements with one another and with the Seller. Under the terms of these agreements, both the Seller and the combined entities agreed to modify the terms of certain inter-company loans such that repayment of both principal and interest on such loans would be payable only out of future earnings of the borrowers. Such troubled debt restructurings are accounted for as if the loans have been extinguished and included in income in the accompanying financial statements from the date of the restructuring. If the financial condition of the borrowers improves, principal and interest due under the loan agreements are restored on the balance sheet to the extent of earnings. Amounts restored are charged to earnings. During 2000, principal and interest of $674 and $445, respectively, were restored on the balance sheet and charged to earnings. Amounts payable related to these loans are classified as other current liabilities detailed in Note 7. At December 31, 2000, approximately $10,712 and $3,948 in principal and interest, respectively, were contingently payable to the Seller.

13.  TAXES

The income tax provisions for the year ended December 31, 2000, consist of:

Current taxes                                            $      23
Deferred taxes                                                ( 24 )
                                                        -------------

Tax expense                                              $     ( 1 )
                                                        =============

Deferred tax assets at December 31, 2000 consist of:

Operating losses                                         $   2,817
Other                                                           71
                                                        -------------
Total deferred tax assets                                    2,888

Valuation allowance                                        ( 2,888 )
                                                        --------------

Net deferred tax asset                                   $       0
                                                        ==============

In assessing the valuation allowance of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences have become deductible.

The deferred tax expense of $24 is due to the reversal of a temporary difference for the subsidiary Schweizerhall Pte. Ltd. At December 31, 1999, it was determined that this amount would more likely than not be realizable. There are no remaining deferred tax assets for this subsidiary as of December 31, 2000.

                 THE SCHWEIZERHALL PHARMA DISTRIBUTION BUSINESS

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS

                     (in thousands of United States dollars)


No tax benefits associated with the acquired assets of the Pharmaceutical Ingredients Business of Schweizerhall, Inc. have been reflected in the combined financial statements as the net operating losses will be utilized by the Seller and no benefit will be allocated to the Company. Accordingly, no net operating losses of the Pharmaceutical Ingredients Business of Schweizerhall, Inc. are reflected in the deferred assets above.

                 THE SCHWEIZERHALL PHARMA DISTRIBUTION BUSINESS

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS

                     (in thousands of United States dollars)


14.  BUSINESS DEFICIENCY

Changes in Business deficiency are summarized as follows:

                                              RETAINED
                                           EARNINGS (LOSS)          FOREIGN
                                                AND                 CURRENCY               BUSINESS
                                            CONTRIBUTED            TRANSLATION              EQUITY
                                              CAPITAL              ADJUSTMENT            (DEFICIENCY)
                                         -------------------    ------------------     ------------------

Balance at December 31, 1999                  $     719              $  682               $    1,401
Net Loss                                        ( 3,010 )                                    ( 3,010 )
Equity transactions                                 322                                          322
Currency translation adjustments                                        312                      312
                                         -------------------    ------------------     ------------------

Balance at December 31, 2000                  $ ( 1,969 )            $  994               $    ( 975 )
                                         ===================    ==================     ==================


The Seller provides various services to the Company as discussed in Note 1. Expenses related to the these services have been allocated to the Company first on the basis of direct usage when identifiable, with the remainder allocated on the basis of sales of the Company compared to total sales of the Seller. Amounts that were not charged for these services of $114 are recorded in the financial statements as contribution to equity, and recognized as an expense in the Combined Statement of Operations.

Additionally, as discussed in Note 8, interest expense amounts on a long-term loan due to Schweizerhall Finanz Baar were waived for the year ended December 31, 2000. Interest expense on this loan of $208 has been recorded in the Company's Combined Statement of Operations and accounted for as a capital contribution.


15.  CONTINGENT LIABILITIES

The Company is subject to various legal proceedings and claims which arise in the ordinary course of its business. Although occasional adverse decisions (or settlements) may occur, the Company believes that the final disposition of such matters will not have a material adverse effect on the financial position or results of operations of the Company, except as described in Note 11 and 12.


16.  OPERATING LEASES

The Company's lease commitments primarily relate to office facilities. At December 31, 2000, lease commitments for operating leases having initial or remaining non-cancelable lease terms in excess of one year are $1,246 that expire over the next 5 years.

                 THE SCHWEIZERHALL PHARMA DISTRIBUTION BUSINESS

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS

                     (in thousands of United States dollars)

17.  GEOGRAPHIC INFORMATION


For the year ended December 31, 2000                    NET SALES
                                                      THIRD PARTIES
                                                    ------------------

Europe                                                   $50,956
Americas                                                  11,854
Asia                                                      22,154
Other                                                      1,251
                                                    ------------------

Total                                                    $86,215
                                                    ==================


18.  FER TO U.S. GAAP RECONCILIATION

SUMMARY OF SIGNIFICANT DIFFERENCES BETWEEN FER AND U.S. GAAP

The audited combined financial statements have been prepared and are presented in accordance with FER which differs in certain significant respects from generally accepted accounting principles in the United States (U.S. GAAP).

The following is a summary of significant adjustments to combined net income and combined business deficiency for the Schweizerhall Pharma Distribution Business which would be required if U.S. GAAP were applied instead of FER:


                                                        YEAR ENDED
                                                       DECEMBER 31,
                                                           2000
                                                    ------------------

Combined net loss as reported
   in the combined statement of                        $ ( 3,010 )
   operations under FER
Adjustments to conform with U.S. GAAP:

    Troubled debt restructuring                              443
                                                    ------------------

Combined net loss under U.S. GAAP                      $ ( 2,567 )
                                                    ==================

                 THE SCHWEIZERHALL PHARMA DISTRIBUTION BUSINESS

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS

                     (in thousands of United States dollars)



                                                        YEAR ENDED
                                                       DECEMBER 31,
                                                            2000
                                                     -----------------

Combined business deficiency as
   reported in the combined balance
   sheet under FER                                     $   ( 975 )

Adjustments to confirm with U.S. GAAP:

    Troubled debt restructuring                         ( 14,660 )
                                                     -----------------

Combined business deficiency in accordance
with U.S. GAAP                                         $( 15,635 )
                                                     =================


TROUBLED DEBT RESTRUCTURINGS

Under U.S. GAAP, a debtor in a troubled debt restructuring involving only a modification of terms of a payable accounts for the effects of the restructuring prospectively from the time of the restructuring, and does not change the carrying amount of the payable at the time of the restructuring unless the carrying amount of the payable at the time of the restructuring exceeds the total future cash payments specified by the new terms. Debtors are required to assume that principal and interest payable by the new terms contingent on certain events or circumstances will have to be paid.

For the troubled debt restructuring adjustments under U.S. GAAP, the associated deferred tax asset at the end of the period amounts to $5,864, with an equal offsetting valuation allowance, leaving a net zero balance in the financial statements. To the extent any benefit is realizable, 50% of such benefit will be due and payable to the seller.

ADDITIONAL FER AND U.S. GAAP INFORMATION:

LONG-TERM DEBT

Under U.S. GAAP, long term debt with a provision that allows the creditor to call the amount due within the next twelve months would be classified as a short-term liability. Therefore, the loans of $3,545 and $2,705 due to Schweizerhall Holding AG discussed in Note 8, would be classified as a short-term liabilities for the purposes of presenting the financial statements under U.S. GAAP. Such difference in presentation has no effect on net income or business deficiency.

                 THE SCHWEIZERHALL PHARMA DISTRIBUTION BUSINESS

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS

                     (in thousands of United States dollars)


FINANCIAL RECEIVABLES RELATED PARTY

Under U.S. GAAP, the financial receivable related party discussed in Note 12 would be presented as a gross amount, with a short-term receivable of $843, and a related party short-term liability of $473. Such difference in presentation has no effect on net income or business deficiency.

OTHER NON OPERATING EXPENSE

Under U.S. GAAP, the $1,500 expense recognized as a result of the loss contingency discussed in Note 11 would be presented as an operating expense in the Combined Statement of Operations as of December 31, 2000. Such difference in presentation has no effect on net income or business deficiency.

USE OF ESTIMATES

The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, as well as disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

COMPREHENSIVE LOSS

U.S. GAAP requires the disclosure of comprehensive income which is net income increased or decreased for translation differences as presented in Note 14. The following presents the Group's comprehensive loss based upon FER for the year ended December 31, 2000.

                                                          YEARS ENDED
                                                          DECEMBER 31,
                                                             2000
                                                     ----------------------

Net loss in accordance with FER                              $ ( 3,010 )
Other comprehensive income:
     Currency translation adjustment                               312

                                                     ----------------------
Comprehensive loss                                             ( 2,698 )
                                                     ======================

19.      SUBSEQUENT EVENTS

As described in Note 1, Aceto acquired the Schweizerhall Pharma Distribution Business on March 26, 2001. Intercompany amounts due to the Seller were settled according to the provisions of the Purchase and Sale Agreement. Additionally, the debt agreements between the Company and the Seller that were restructured with the BESSERUNGSCHEIN arrangements, as discussed in Note 12, have been assigned by the Seller to Aceto Corporation as of March 22, 2001.

(b) Pro Forma Financial Information


         UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

 The following pro forma combined financial statements were prepared to illustrate the estimated effects of Aceto's acquisition of the Schweizerhall Pharma Distribution Business ("Schweizerhall") accounted for under the purchase method of accounting. The unaudited pro forma combined statement of income for the year ended June 30, 2000 combines Aceto's historical results for the year ended June 30, 2000 and Schweizerhall's historical results prepared in accordance with accounting principles generally accepted in the United States for the year ended September 30, 2000, giving the effect to the transactions as if they occurred as of July 1, 1999, the first day of Aceto's most recently completed year-end. The unaudited pro forma combined statement of income for the nine months ended March 31, 2001 combines Aceto's historical results for the nine months ended March 31,2001 and Schweizerhall's historical results prepared in accordance with accounting principles, generally accepted in the United States for the nine months ended March 31, 2001 also giving effect to the transactions as if they occurred as of July 1, 2000, the most recently completed year end of Schweizerhall was December 31, 2000.

The pro forma adjustments are based upon available information and certain assumptions that Aceto believes are reasonable under the circumstances. The unaudited pro forma combined financial statements do not purport to be indicative of the operating results or financial position that would have been achieved had the acquisition taken place on the date indicated or the results that may be obtained in the future.

The pro forma combined statements are based on, and should be read in conjunction with, the audited financial statements and the unaudited interim financial statements, including the notes thereto, of Aceto as previously filed and the Schweizerhall audited fiancial statements, included herein. The pro forma adjustments related to the purchase price allocation and financing of the Schweizerhall acquisition are preliminary and based on information obtained to date that is subject to revision as additional information becomes available. Any such revisions could have a significant impact on total assets, total liabilities and stockholders' equity and net income.

                                ACETO CORPORATION
                Unaudited Pro Forma Combined Statement of Income
                        For The Year Ended June 30, 2000
                    (In thousands, except per share amounts)


                                                        Aceto             Schweizerhall
                                                       for the               for the
                                                     year ended             year ended
                                                    June 30, 2000     September 30, 2000 (A)      Pro Forma
                                                     Historical             Historical           Adjustments        Pro Forma
                                                  ----------------- -------------------------- -----------------  -------------

Net sales                                          $    184,789      $         96,711                              $ 281,500
Cost of sales                                           157,585                83,016                                240,601
                                                  ----------------- -------------------------- ----------------  --------------
      Gross profit                                       27,204                13,695                     -           40,899

Selling, general and administrative expenses             18,031                15,241                   426     B     33,698

Operating profit / (deficit)                              9,173                (1,546)                 (426)           7,201

Other Income (expense)
       Interest expense                                     (11)               (1,862)                  416     C     (2,289)
       Interest and other income / (expense)              1,069                  (567)                 (237)    D        265
                                                  ----------------- -------------------------- ----------------  --------------
                                                          1,058                (2,429)                 (653)          (2,024)

Income (loss) before income taxes                        10,231                (3,975)               (1,079)           5,177

Income taxes                                              3,887                   337                  (248)    E      3,970
                                                  ----------------- -------------------------- ----------------  --------------
Net Income (loss)                                  $      6,344      $         (4,312)          $      (831)        $  1,201
                                                  ================= ========================== ================  ==============

Net Income per common share:
      Basic                                        $       1.02                                                     $   0.18
      Diluted                                              1.01                                                         0.17


Weighted average shares outstanding:
      Basic                                               6,188                                                        6,788
      Diluted                                             6,308                                                        6,908


    See the accompanying notes to the Pro Forma Combined Financial Statements

                                ACETO CORPORATION
                Unaudited Pro Forma Combined Statement of Income
                    For The Nine Months Ended March 31, 2001
                    (In thousands, except per share amounts)


                                                               Aceto           Schweizerhall
                                                           For the nine        for the nine
                                                           months ended        months ended
                                                          March 31, 2001    March 31, 2001 (A)      Pro Forma
                                                            Historical          Historical         Adjustments       Pro Forma
                                                         ----------------- ---------------------- -----------------  -------------

Net sales                                                 $     121,765     $         60,809                          $  182,574
Cost of sales                                                   102,137               52,216                             154,353
                                                         ----------------- ---------------------- -----------------  -------------
      Gross profit                                               19,628                8,593                 -            28,221


Selling, general and administrative expenses                     14,136               10,701               320      B     25,157


Operating profit / (deficit)                                      5,492               (2,108)             (320)            3,064


Other Income (expense)
       Interest expense                                              (2)              (1,472)              312      C     (1,786)
       Interest and other income / (expense)                        883                1,248              (177)     D      1,954
                                                         ----------------- ---------------------- -----------------  -------------
                                                                    881                 (224)             (489)              168


Income (loss) before income taxes                                 6,373               (2,332)             (809)            3,232


Income taxes                                                      2,350                  (44)             (186)     E      2,120
                                                         ----------------- ---------------------- -----------------  -------------
Net Income (loss)                                         $       4,023     $         (2,288)      $      (623)       $    1,112
                                                         ================= ====================== =================  =============


Net Income per common share:
      Basic                                                $       0.67                                               $     0.17
      Diluted                                                      0.67                                                     0.17


Weighted average shares outstanding:
      Basic                                                       5,992                                                    6,592
      Diluted                                                     6,021                                                    6,621


    See the accompanying notes to the Pro Forma Combined Financial Statements

                                ACETO CORPORATION
           Notes to Unaudited Pro Forma Combined Financial Statements
                    (In thousands, except per share amounts)



A. The financial statements of Schweizerhall for the year ended September 30, 2000 were derived by adding the three months ended December 31, 1999 to Schweizerhall's year ended December 31, 2000, and removing the three months ended December 31, 2000. The nine months ended March 31, 2001 includes three months ended September 30, 2000, which was also included in the pro forma income statement for the year ended September 30, 2000.

B. To reflect Aceto's amortization of goodwill on its acquisition of Schweizerhall, which will be amortized over a twenty-year period and of the non-compete over three years.

C. To reflect additional interest expense as a result of the notes issued to purchase Schweizerhall.

D. To reflect loss of interest income generated from the cash that was used to purchase the net assets of Schweizerhall.

E. Income tax benefit resulting from the pro forma decrease in taxable income. Pro forma tax benefit differs from the expected tax benefit derived by applying a federal statutory tax rate of 34% due to non-deductible goodwill and state taxes.

A combined unaudited pro forma balance sheet was not included in this filing as the acquisition was previously reported in the March 31, 2001 Form 10-Q of Aceto in accordance with rule S-X Rule 11-02(c ). The purchase price for Schweizerhall aggregated $22,709 and consisted of 600 shares of the Company's common stock, the assumption of $8,966 of debt with a fixed interest rate of Libor plus 0.75%, $2,778 in cash, the issuance of notes of $4,626 with a fixed interest rate of 3% per annum and acquisition cost of $1,164. The effects of the acquisition that were included in the previously filed 10Q have not materially changed from the purchase accounting described below. The quoted market price of the Company's common stock on March 26, 2001, of $8.625 was used to approximate the fair value of the 600 shares issued, which amounted to $5,175. Identifiable intangibles pertaining to non-competition agreements were valued at $300 and is being amortized over three years. The Company recorded liabilities for employee severance and for operating lease payments as a result of exit plans formulated as of the acquisition date of $673 in accordance with the Emerging Issues Task Force 95-3, "Recognition of Liabilities in Connection with a Purchase Business Combination". The excess of cost over fair value of assets acquired (goodwill) preliminarily amounted to $6,525. The goodwill is being amortized on a straight-line basis over a period of twenty years.

                                INDEX TO EXHIBITS




                                                     Filed             Incorporated by Reference From
Exhibit                                              Herewith           Form     Date      Exhibit

     23. Consent of Independent
         Accountants

         23.1  KPMG Fides Peat                            Yes

         23.2  Rosenberg Rich Baker Berman & Company      Yes


